UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 29, 2022, Nocopi Technologies, Inc., a Maryland corporation (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with MSL 18 HOLDINGS LLC, Michael S. Liebowitz and Matthew C. Winger (collectively, the “MSL18 Holdings Group”), pursuant to which the MSL18 Holdings Group agreed to certain standstill provisions and the Company agreed to appoint and nominate (i) Mr. Matthew C. Winger and (ii) on or before September 30, 2022, an additional qualified person to be named by the MSL18 Holdings Group (the “Second MSL18 Holdings Designee”, and, collectively with Mr. Winger, the “MSL18 Holdings Designees”, and each a “MSL18 Holdings Designee”) to the Company’s Board of Directors (the “Board”). The following is a summary of the terms of the Agreement, which does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference. Any capitalized terms used in this Item 1.01 but not otherwise defined in this Item 1.01 shall have the respective meanings ascribed to them in the Agreement.

Under the terms of the Agreement, the MSL18 Holdings Group has agreed to certain standstill restrictions during the term of the Agreement (the “Covered Period”), including restrictions on the MSL18 Holdings Group (i) soliciting or granting proxies to vote shares of the Company’s common stock, (ii) initiating stockholder proposals for consideration by the Company’s stockholders, (iii) nominating directors for election to the Board, (iv) seeking the removal of any member of the Board and (v) submitting proposals for or offers of certain extraordinary transactions involving the Company, in each case, subject to certain exceptions. The Agreement generally defines the “Covered Period” as the period beginning on March 29, 2022 and ending the earlier of (i) the date immediately following the Company’s 2025 annual meeting of shareholders or (ii) the date that is nine months after the date both MSL18 Designees cease to be directors, without duly qualified replacements being appointed. In addition, during the Covered Period, the MSL18 Holdings Group has agreed to vote all of its shares of the Company’s common stock in favor of (A) the election of all directors nominated by the Board, (B) any shareholder proposals or advisory resolutions in accordance with the recommendation of the Board, and (C) the ratification of the appointment of the Company’s auditors, in each case at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and future meetings of stockholders; provided, however, that if any applicable MSL18 Designees are not nominated by the Board as a candidate for election as a director of the Company at the 2023 Meeting (or any other meeting of the Company’s stockholders taking place during the term of this Agreement at which an MSL18 Designee is eligible for reelection as a director of the Company), then the MSL18 Holdings Group and the MSL18 Affiliates may vote the Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by such Person in their discretion at such meeting; provided, further, that subject to compliance by the MSL18 Holdings Group and the MSL18 Affiliates with the terms and provisions of Section 3.01 of the Agreement, with respect to a proposal related to an Extraordinary Transaction, the MSL18 Holdings Group and the MSL18 Affiliates may vote their shares of Common Stock beneficially owned, directly or indirectly, or over which control or direction is exercised by such Person in the discretion of the MSL18 Holdings Group or such MSL18 Affiliates, as applicable.

Pursuant to the terms of the Agreement, on March 29, 2022, the Company increased the size of its Board from four (4) to five (5) members and appointed the Mr. Matthew C. Winger (the first MSL18 Holdings Designee) to the Board, as a Class II director of the Company. In addition, the Company has agreed to further increase the size of its Board from five (5) to six (6) members on or before September 30, 2022, and to subsequently appoint the Second MSL18 Holdings Designee to the Board as a Class I director of the Company.

If at any time the MSL18 Holdings Group and its controlled affiliates cease to beneficially own, in the aggregate, (A) at least ten percent (10%) of the outstanding Common Shares of the Company, the MSL18 Holdings Group will cause one MSL18 Holdings Designee to resign from the Board and the Company will only be required to include one MSL18 Holdings on the Board and (B) at least five percent (5%) of the outstanding Common Shares of the Company, the MSL18 Holdings Group will cause both MSL18 Holdings Designees to resign from the Board and the Company will not be required to include any MSL18 Holdings Designees on the Board.

In addition pursuant to the Agreement MSL18 Holdings Group and its controlled affiliates agreed not to acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, beneficially or otherwise, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other Group, through swap or hedging transactions or otherwise, any securities of the Company or any securities convertible or exchangeable into, or exercisable for (whether or not convertible or exchangeable into, or exercisable for, immediately or only after the passage of time or the occurrence of a specified event), other than purchases of shares or derivative instruments that would not result in the members of the MSL18 Holdings Group and the MSL18 Affiliates, collectively, owning, controlling or otherwise having any beneficial or other ownership interest in more than twenty-five percent (25%) in the aggregate of the outstanding shares at such time, without the Company’s express prior written approval thereof.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 29, 2022, the Board of the Company voted to increase the size of its Board from four (4) to five (5) members and appointed Mr. Matthew C. Winger (the first MSL18 Holdings Designee) to the Board, as a Class II director, effective immediately. Mr. Winger was appointed to the Board pursuant to the Agreement as described in Item 1.01 of this Report which Item is incorporated herein by reference.

Matthew Winger is the Director of Investments for M2A Family Office, where he evaluates public and private market investment opportunities for equity, debt, and real estate sectors, as well as provides support to portfolio investments across operations and company management. Prior to joining M2A Family Office, Mr. Winger was Director of Investments at a private venture supporting investment analysis and capital allocation. Earlier in his career, Mr. Winger was Senior Research Analyst at Fairholme Capital Management working directly with the CIO in executing a deep drive, fundamental strategy across public securities of distress and special situation opportunities. Prior to this, Mr. Winger held various roles at TIAA-CREF, Loeb Partners and Countrywide Commercial Real Estate Finance. Mr. Winger earned a Bachelor of Science degree from the Kelley School of Business at Indiana University and an M.B.A. from New York University's Stern School of Business. He is a CFA Charterholder and a member of the CFA Society Miami, as well as a volunteer with Big Brothers Big Sisters of Miami.

As a non-employee director, Mr. Winger will receive compensation in accordance with the Company’s non-employee director compensation policy. Pursuant to this program, upon the effective date of his appointment to the Board, Mr. Winger will be eligible for annual cash retainers/salary in the amount of $3,000 for service as a member of the Board.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Nomination and Standstill Agreement, Dated March 29, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: March 29, 2022	By:	/s/ Rudolph A. Lutterschmidt
Rudolph A. Lutterschmidt
Vice-President and Chief Financial Officer